UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	88-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR (Address of principal executive offices)	00901 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 27, 2023, Allan Evans has resigned his position as our Chief Operating Officer. Dr. Evans has resigned his position in order to serve as the new Chief Executive Officer of Unusual Machines, Inc. (“UM”). As previously disclosed, UM is currently seeking to acquire our consumer business segment, which consists of Rotor Riot and Fat Shark Holdings. In the event that the proposed sale of our consumer segment is consummated, we are expected to be the largest shareholder in UM.

In addition, our current Chief Financial Officer, Joseph Hernon, has notified us that he intends to retire at the end of his current employment contract on June 30, 2024.

Also effective November 27, 2023, George Matus, founder and CEO of our wholly owned subsidiary Teal Drones (“Teal”), has been appointed as Chief Technology Officer of Red Cat Holdings, Inc.

George Matus, age 26, is a technologist and entrepreneur who founded Teal in 2015. After developing novel technologies on his own in high school, including thrust vectoring multi-rotors, modular and extensible airframes, and record endurance platforms, he founded the company with a vision of the future of drones. Since Teal’s inception in 2015, Mr. Matus has raised several rounds of venture capital financing, defined the company’s product roadmap, launched four products to market through American manufacturing, and continues to lead the company after its acquisition by Red Cat Holdings. George is a Peter Thiel Fellow, Forbes 30 Under 30 member, was recognized by TIME magazine as one of the 30 most influential teens in America, and holds over a dozen granted patents.

As described in our Current Report on Form 8-K filed July 14, 2024, we acquired Teal Drones, Inc. under an Agreement and Plan of Merger. Mr. Matus was the founder and largest shareholder of Teal. As described in our Current Report on Form 8-K filed September 7, 2021, Mr. Matus currently serves as the Chief Executive Officer of our subsidiary, Teal Drones, Inc., under an Employment Agreement dated September 1, 2021. Following his appointment as our new CTO, Mr. Matus will continue serve and be compensated in his role as CEO of Teal Drones, Inc. under his existing Employment Agreement. Additional compensation for Mr. Matus’ service as our CTO, if any, has not been determined at this time.

Item 7.01 Regulation FD Disclosure.

On November 28, 2023, we released the press release furnished herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item. 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: November 29, 2023	By:	/s/ Jeffrey Thompson
Name: Jeffrey Thompson
Title: Chief Executive Officer